     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON May 15, 2000

                                                      REGISTRATION NO. 333-_____

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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                 ----------------------------------------------
                               NBC INTERNET, INC.
             (Exact name of Registrant as Specified in Its Charter)

                 ----------------------------------------------

           DELAWARE                                        94-3333463
(State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                      Identification No.)

                                 225 BUSH STREET
                         SAN FRANCISCO, CALIFORNIA 94104

                    (Address of Principal Executive Offices)

              NBC INTERNET, INC. 1999 EMPLOYEE STOCK PURCHASE PLAN
             NBC INTERNET, INC. 2000 NON-QUALIFIED STOCK OPTION PLAN
           ALLBUSINESS.COM, INC. 1998 STOCK OPTION AND INCENTIVE PLAN

                      ALLBUSINESS.COM, INC. 1999 STOCK PLAN
                  HUSDAWG COMMUNICATIONS, INC. 2000 STOCK PLAN

                            (Full Title of the Plan)

                 ----------------------------------------------

                               WILLIAM J. LANSING
                             CHIEF EXECUTIVE OFFICER

                               NBC INTERNET, INC.
                                225 BUSH STREET

                         SAN FRANCISCO, CALIFORNIA 94104
                     (Name and Address of Agent for Service)

                                 (415) 375-5000
          (Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

   BRUCE ALAN MANN, ESQ.                              JACK LEVIN, ESQ.
 MORRISON & FOERSTER LLP                             NBC INTERNET, INC.
    425 MARKET STREET                                  225 BUSH STREET
SAN FRANCISCO, CALIFORNIA 94105                SAN FRANCISCO, CALIFORNIA 94104
     (415) 268-7000                                    (415) 375-5000

               --------------------------------------------------
                         CALCULATION OF REGISTRATION FEE


=======================================================================================================================
                                                                               Proposed               Proposed
                                  Amount                Maximum                 Maximum               Amount of
Title of Securities                to be             Offering Price       Aggregate Offering        Registration
to be Registered                Registered             Per Share                 Price                   Fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par
value per share                   300,000              $18.625(1)            $5,587,500(1)             $1475.10

Common Stock, $.0001 par
value per share                 2,000,000              $18.625(1)            $37,250,000(1)            $9834.00

Common Stock, $.0001 par
value per share                   419,627              $2.49(2)              $1,044,871.23(3)           $275.85

Common Stock, $.0001 par
value per share                   377,750                $18.65(2)           $7,045,037.50(3)          $1859.89
=======================================================================================================================
Common Stock, $.0001 par
value per share                     9,015                 $0.07(4)                 $631.05(5)             $0.17

=======================================================================================================================


(1) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee. Computation based upon the average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq National Market on
     May 10, 2000.

(2) Represents the maximum exercise price per share as converted pursuant Registrant's acquisition of AllBusiness.com, Inc.

(3) Estimated in accordance with Rule 457(h) under Securities Act of 1933, as amended. Computation based upon the exercise price of the options, all of which were previously granted and as converted pursuant to the terms of the Registrant's acquisition of AllBusiness.com, Inc.

(4) Represents the maximum exercise price per share as converted pursuant to the Registrant's acquisition of Husdawg Communications, Inc.

(5) Estimated in accordance with Rule 457(h) under Securities Act of 1933, as amended. Computation based upon the exercise price of the options, all of which were previously granted and as converted pursuant to the terms of the Registrant's acquisition of Husdawg Communications, Inc.

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

                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

       The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by NBC Internet, Inc. (the "Registrant") with the Commission are incorporated by reference herein:

         (a) The Registrant's Annual Report as filed on Form 10-K filed on March 28, 2000, which includes audited financial statements of the Registrant.

         (b) The description of the Registrant's Class A common stock which is contained in its Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934 (the "Exchange Act") on November 2, 1999, including any amendment or report filed for the purpose of updating such description.

         (c) The Registrant's Quarterly Report for the period ended March 31, 2000 as filed on Form 10-Q on May 11, 2000.

         (d) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the audited financial statements described in (a) above.

         All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

         Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the General Corporation Law of the State of Delaware, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act. Article IX of the Registrant's Amended and Restated Bylaws also provides for mandatory indemnification of its directors and executive officers, and permissive indemnification of its employees and agents, to the fullest extent permissible under Delaware law.

Article Ninth of the Registrant's Restated Certificate of Incorporation provides that the liability of its directors for monetary damages shall be eliminated to the fullest extent permissible under Delaware law. Pursuant to Delaware law, this includes elimination of liability for monetary damages for breach of the directors' fiduciary duty of care to the Registrant and its stockholders. These provisions do not eliminate the directors' duty of care and, in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant, for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for any transaction from which the director derived an improper personal benefit, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other laws, such as the federal securities laws or state or federal environmental laws.

         The Registrant has entered into agreements with its directors and certain of its executive officers that require the Registrant to indemnify such persons against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director or officer of the Registrant or any of its affiliated enterprises, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Registrant has obtained a policy of directors' and officers' liability insurance that insures the Registrant's directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.    EXHIBITS.
       4.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-91715) on November 29, 1999).

       4.2 Amended and Restated Bylaws of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-91715) on November 29, 1999).

       5.1      Opinion of MORRISON & FOERSTER LLP.

       23.1     Consent of Ernst & Young LLP, Independent Auditors.

       23.2     Consent of MORRISON & FOERSTER LLP (contained in Exhibit 5.1).

       24.1     Power of Attorney (See signature page of this Registration
                Statement).

       99.1     Registrant's 1999 Employee Stock Purchase Plan.

       99.2     Registrant's 2000 Non-Qualified Stock Option Plan.

       99.3     AllBusiness.com, Inc. 1998 Stock Option and Incentive Plan.

       99.4     AllBusiness.com, Inc. 1999 Stock Plan

       99.5     Husdawg Communications, Inc. 2000 Stock Plan

ITEM 9.    UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                           (i) To include any prospectus required by
                           Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
         Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 above or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on May 15, 2000.

                               NBC INTERNET, INC.

                                 By: /s/ William J. Lansing

                                     ----------------------
                                     William J. Lansing
                                     Chief Executive Officer

                                POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints, severally and not jointly, William J. Lansing and Anthony Altig, with full power to act alone, as his or her true and lawful attorney-in-fact, with the power of substitution, for and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

             SIGNATURE                                       TITLE                                  DATE

             ---------                                       -----                                  ----
/s/ William J. Lansing                         Chief Executive Officer and Class               May 15, 2000
-----------------------                        A Director
     William J. Lansing


/s/ Anthony Altig                              Principal Financial and                         May 15, 2000
------------------------                       Accounting Officer
     Anthony Altig

/s/ Chris Kitze                                Vice Chairman of the Board of                   May 15, 2000
------------------------                       Directors and Class A Director
     Chris Kitze


/s/ James J. Heffernan
------------------------                       Class A Director                                May 15, 2000
     James J. Heffernan


/s/ Jeffrey Ballowe
------------------------                       Class A Director                                May 15, 2000
     Jeffrey Ballowe


/s/ Philip Schlein
------------------------                       Class A Director                                May 15, 2000
     Philip Schlein


/s/ Robert C. Harris, Jr.
-------------------------                      Class A Director                                May 15, 2000
   Robert C. Harris, Jr.


/s/ L. Lowry Mays
------------------------                       Class A Director                                May 15, 2000
     L. Lowry Mays


/s/ Mark W. Begor
------------------------                       Class B Director                                May 15, 2000
     Mark W. Begor



/s/ Robert C. Wright                           Chairman of the Board of
------------------------                       Directors and Class B Director                  May 15, 2000
     Robert C. Wright




/s/ Gary M. Reiner
------------------------                       Class B Director                                May 15, 2000
     Gary M. Reiner


/s/ John F. Welch
------------------------                       Class B Director                                May 15, 2000
     John F. Welch


/s/ Martin J. Yudkovitz
------------------------                       Class B Director                                May 15, 2000
     Martin J. Yudkovitz


/s/ Scott M. Sassa
------------------------                       Class B Director                                May 15, 2000
     Scott M. Sassa


EXHIBIT INDEX

EXHIBIT

NUMBER                              DESCRIPTION

         4.1 Restated Certificate of Incorporation of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-91715) on November 29, 1999).

         4.2 Amended and Restated Bylaws of the Registrant (Incorporated by reference to the Registrant's Registration Statement on Form S-8 (Registration No. 333-91715) on November 29, 1999).

         5.1      Opinion of MORRISON & FOERSTER LLP.

         23.1     Consent of Ernst & Young LLP, Independent Auditors.

         23.2     Consent of MORRISON & FOERSTER LLP (contained in Exhibit 5.1).

         24.1 Power of Attorney (See signature page of this Registration Statement).

         99.1     Registrant's 1999 Employee Stock Purchase Plan.

         99.2     Registrant's 2000 Non-Qualified Stock Option Plan.

         99.3     AllBusiness.com, Inc. 1998 Stock Option and Incentive Plan.

         99.4     AllBusiness.com, Inc. 1999 Stock Plan

         99.5     Husdawg Communications, Inc. 2000 Stock Plan